UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2019

GBT TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54530	27-0603137
(State or other jurisdiction of incorporation )	Commission File Number	(I.R.S. Employer Identification No.)

2500 Broadway, Suite F-125, Santa Monica, CA 90404

(Address of principal executive offices) (Zip code)

Registrant’s telephone number including area code: 424-238-4589

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 8.01	Other Events

On December 8, 2019, GBT Technologies, Inc. (the “Company”) was made aware that OTC Markets Group added a “megaphone” next to the Company’s ticker, representing promotional activities surrounding the Company’s common stock. OTC Markets Group did not provide the Company with notice regarding the affixing of the “megaphone”. On December 9, 2019, the Company issued a press release pertaining the “megaphone”. A copy of the press release is attached hereto as Exhibit 99.1.

None of the Company, its officers, directors, employees, consultants, and, to the Company’s knowledge, its controlling or affiliated stockholders ( i.e. , stockholders who own 10% or more of the Company’s issued and outstanding common stock) has, directly or indirectly, authorized or been involved in any way (including any payments to one or more third-parties) with the authorization, creation, or distribution of any promotional materials, including those noted above; and that none of the Company, its officers, directors, employees, consultants, and, to the Company’s knowledge, none sold or purchased shares of common stock of the Company within the last 30 days.

Item 9.01  Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release dated December 9, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GBT TECHNOLOGIES INC.

By:/s/ Douglas Davis

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Name: Douglas Davis
                                  Title: Chief Executive Officer

Date: December 9, 2019

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